Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact: Mary Twinem 952.253.0731	Mary Twinem — CFO

Buffalo Wild Wings, Inc. Announces
First Quarter Earnings per Share of $0.81 and
Quarterly Net Earnings Growth of Over 40%

Minneapolis, Minnesota, April 26, 2011 — Buffalo Wild Wings, Inc. (NASDAQ: BWLD), announced today financial results for the first quarter ended March 27, 2011. Highlights for the first quarter versus the same period a year ago were:

•                  Total revenue increased 19.6% to $182.2 million

•                  Company-owned restaurant sales grew 20.0% to $165.5 million

•                  Same-store sales increased 3.9% at company-owned restaurants and 1.6% at franchised restaurants

•                  Net earnings increased 40.7% to $14.9 million from $10.6 million, and earnings per diluted share increased 39.7% to $0.81 from $0.58

Sally Smith, President and Chief Executive Officer, commented, “We are very pleased with another successful quarter for Buffalo Wild Wings. Our fast-paced unit growth continued across the country and our same-store sales were strong throughout the first quarter, with increases of 3.9% at company-owned restaurants and 1.6% at franchised locations. Revenue growth of 19.6% and impressive restaurant-level performance, which benefited from lower costs for traditional wings and expense leveraging, fueled our net earnings growth of over 40% for the first quarter, providing our shareholders with earnings per diluted share of $0.81.”

Total revenue increased 19.6% to $182.2 million in the first quarter compared to $152.3 million in the first quarter of 2010. Company-owned restaurant sales for the quarter increased 20.0% over the same period in 2010, to $165.5 million, driven by a company-owned same-store sales increase of 3.9% and 28 additional company-owned restaurants at the end of first quarter 2011 relative to the same period in 2010. Franchise royalties and fees increased 16.2% to $16.6 million versus $14.3 million in the first quarter of 2010. This increase is attributed to a franchise same-store sales increase of 1.6% and 58 additional franchised restaurants at the end of the period versus a year ago.

Average weekly sales for company-owned restaurants were $48,845 for the first quarter of 2011 compared to $45,327 for the same quarter last year, a 7.8% increase. Franchised restaurants averaged $52,744 for the period versus $51,532 in the first quarter a year ago, a 2.4% increase.

For the first quarter, net earnings increased 40.7% to $14.9 million versus $10.6 million in the first quarter of 2010. Earnings per diluted share were $0.81, as compared to first quarter 2010 earnings per diluted share of $0.58.

2011 Outlook

Ms. Smith remarked, “2011 is off to a strong start. Our dedication to a great guest experience and operational excellence during all dayparts is providing sales momentum as we roll into the summer months. In April, our same-store sales increased 5.3% at company-owned restaurants and 1.6% at franchised locations. We are confident we’ll achieve our annual unit goal of 13% growth, with 16 new company-owned and 9 new franchised locations planned to open in the second quarter, and over 100 total new restaurants expected to open in the year.”

Ms. Smith concluded, “As we look to the remainder of the year, we are moving forward with exciting marketing plans and promotions for the upcoming football season. A disruption to the regular NFL season has the potential to present a temporary challenge for our business and many others. Assuming continued strong same-store sales and low wing costs, we believe we can achieve our annual net earnings goal of more than 18% growth even if there is an abbreviated NFL season.”

Buffalo Wild Wings will be hosting a conference call today, April 26, 2011 at 4:00 p.m. Central Daylight Time to discuss these results. There will be a simultaneous webcast conducted at our website www.buffalowildwings.com.

A replay of the call will be available until May 3, 2011. To access this replay, please dial 1.858.384.5517 password 4432157.

About the Company

Buffalo Wild Wings, Inc., founded in 1982 and headquartered in Minneapolis, Minnesota, is a growing owner, operator and franchisor of Buffalo Wild Wings Grill & Bar™ restaurants featuring a variety of boldly-flavored, made-to-order menu items including its namesake Buffalo, New York-style chicken wings. The Buffalo Wild Wings’ menu specializes in eighteen mouth-watering signature sauces and seasonings with flavor sensations ranging from Sweet BBQ™ to Blazin’®. Guests enjoy a welcoming neighborhood atmosphere that includes an extensive multi-media system for watching their favorite sporting events. Buffalo Wild Wings is the recipient of hundreds of “Best Wings” and “Best Sports Bar” awards from across the country. There are currently 753 Buffalo Wild Wings locations across 45 states.

Forward-looking Statements

Various remarks we make about future expectations, plans, and prospects for the company constitute forward-looking statements for purposes of the Safe Harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements relate to our future financial and store performance measures and growth goals for 2011 and beyond, including but not limited to those relating to our second quarter sales trends and projected unit, revenue and net earnings growth rates for 2011 and beyond. All statements other than statements of historical fact are statements that could be deemed forward-looking statements and are based upon the current beliefs and expectations of our management. We have attempted to identify forward-looking statements by terminology, including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should” or “will” or the negative of these terms or other comparable terminology. Actual results may vary materially from those contained in forward-looking statements based on a number of factors, including, but not limited to, our ability to achieve and manage our planned expansion, the ability of our franchisees to open and manage new restaurants, market acceptance in the new geographic regions we enter (particularly non-U.S. locations), unforeseen obstacles in developing nontraditional sites or non-U.S. locations, our ability to obtain and maintain licenses and permits necessary to operate our existing and new restaurants, our franchisees’ adherence to our practices, policies and procedures, the cost of commodities such as traditional chicken wings, the success of our key initiatives and our advertising and marketing campaigns, our ability to control restaurant labor and other restaurant operating costs, the continued service of key management personnel, our ability to protect our name and logo and other proprietary information, economic conditions (including changes in consumer preferences or consumer discretionary spending), the impact of federal, state or local government regulations relating to our employees, the sale of food and alcoholic beverages, disruption to the NFL season, the effect of competition in the restaurant industry, and other factors disclosed from time to time in our filings with the U.S. Securities and Exchange Commission, including the factors described under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 26, 2010, as updated in subsequent reports filed with the SEC. Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update any forward-looking statements.

# # #

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

(Dollar and share amounts in thousands except per share data)

(unaudited)

	Three months ended
	March 27, 2011	March 28, 2010
Revenue:
Restaurant sales	$165,527	137,962
Franchise royalties and fees	16,623	14,309

Total revenue	182,150	152,271

Costs and expenses:
Restaurant operating costs:
Cost of sales	46,264	42,224
Labor	48,878	40,685
Operating	24,549	21,455
Occupancy	10,227	8,910
Depreciation and amortization	11,022	9,550
General and administrative (1)	16,292	12,026
Preopening	2,387	1,115
Loss on asset disposals and store closures	411	411

Total costs and expenses	160,030	136,376

Income from operations	22,120	15,895
Investment income	356	185

Earnings before income taxes	22,476	16,080
Income tax expense	7,615	5,519

Net earnings	$14,861	10,561

Earnings per common share — basic	$0.81	0.58
Earnings per common share — diluted	0.81	0.58
Weighted average shares outstanding — basic	18,306	18,147
Weighted average shares outstanding — diluted	18,375	18,229

(1) Includes stock-based compensation of $2,553 and $1,225, respectively

The following table expresses results of operations as a percentage of total revenue for the periods presented, except for restaurant operating costs which are expressed as a percentage of restaurant sales:

	Three months ended
	March 27, 2011	March 28, 2010
Revenue:
Restaurant sales	90.9%	90.6%
Franchising royalties and fees	9.1	9.4

Total revenue	100.0	100.0

Costs and expenses:
Restaurant operating costs:
Cost of sales	27.9	30.6
Labor	29.5	29.5
Operating	14.8	15.6
Occupancy	6.2	6.5
Depreciation and amortization	6.1	6.3
General and administrative	8.9	7.9
Preopening	1.3	0.7
Loss on asset disposals and store closures	0.2	0.3

Total costs and expenses	87.9	89.6

Income from operations	12.1	10.4
Investment income	0.2	0.1

Earnings before income taxes	12.3	10.6
Income tax expense	4.2	3.6

Net earnings	8.2%	6.9%

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollar amounts in thousands)

(unaudited)

	March 27, 2011	December 26, 2010
Assets
Current assets:
Cash and cash equivalents	$30,411	15,309
Marketable securities	60,901	56,827
Accounts receivable — franchisees, net of allowance of $25	1,288	1,086
Accounts receivable — other	10,294	7,947
Inventory	4,119	4,158
Prepaid expenses	3,081	3,505
Refundable income taxes	2,729	6,366
Deferred income taxes	6,686	6,069
Restricted assets	33,785	32,937

Total current assets	153,294	134,204

Property and equipment, net	237,522	224,970
Other assets	10,253	9,937
Goodwill	11,246	11,246

Total assets	$412,315	380,357

Liabilities and Stockholders’ Equity
Current liabilities:
Unearned franchise fees	$2,114	2,109
Accounts payable	24,909	17,632
Accrued compensation and benefits	22,198	19,324
Accrued expenses	6,498	5,696
Current portion of deferred lease credits	81	293
System-wide payables	33,985	34,062

Total current liabilities	89,785	79,116

Long-term liabilities:
Other liabilities	1,752	1,574
Deferred income taxes	27,980	24,557
Deferred lease credits, net of current portion	18,964	18,289

Total liabilities	138,481	123,536

Commitments and contingencies
Stockholders’ equity:
Undesignated stock, 1,000,000 shares authorized	—	—
Common stock, no par value. Authorized 44,000,000 shares; issued and outstanding 18,321,353 and 18,214,065 respectively	104,644	102,484
Retained earnings	169,207	154,346
Accumulated other comprehensive loss	(17)	(9)

Total stockholders’ equity	273,834	256,821

Total liabilities and stockholders’ equity	$412,315	380,357

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollar amounts in thousands)

(unaudited)

	Three months ended
	March 27, 2011	March 28, 2010
Cash flows from operating activities:
Net earnings	$14,861	10,561
Adjustments to reconcile net earnings to cash provided by operations:
Depreciation	10,871	9,396
Amortization	151	154
Loss on asset disposals and store closures	411	410
Deferred lease credits	802	537
Deferred income taxes	2,806	(1,136)
Stock-based compensation	2,553	1,225
Excess tax benefit from the exercise of stock options	(140)	(74)
Change in operating assets and liabilities:
Trading securities	(289)	(205)
Accounts receivable	(2,796)	(953)
Inventory	39	42
Prepaid expenses	425	71
Other assets	(468)	(46)
Unearned franchise fees	5	(115)
Accounts payable	2,236	866
Income taxes	3,777	6,101
Accrued expenses	4,565	(2,099)

Net cash provided by operating activities	39,809	24,735

Cash flows from investing activities:
Acquisition of property and equipment	(18,746)	(9,908)
Purchase of marketable securities	(27,185)	(17,960)
Proceeds of marketable securities	23,401	9,854

Net cash used in investing activities	(22,530)	(18,014)

Cash flows from financing activities:
Issuance of common stock	168	123
Excess tax benefit from the exercise of stock options	140	74
Tax payments for restricted stock	(2,481)	(1,625)

Net cash used in financing activities	(2,173)	(1,428)

Effect of exchange rate changes on cash and cash equivalents	(4)	—

Net increase in cash and cash equivalents	15,102	5,293
Cash and cash equivalents at beginning of period	15,309	9,580

Cash and cash equivalents at end of period	$30,411	14,873

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES

Supplemental Information

Restaurant Count

Company-owned Restaurants:

	Q1	Q2	Q3	Q4
2011	263
2010	235	234	244	259
2009	206	215	220	232
2008	165	169	187	197
2007	140	145	148	161

Franchised Restaurants:

	Q1	Q2	Q3	Q4
2011	488
2010	430	447	457	473
2009	373	383	400	420
2008	340	346	348	363
2007	299	301	313	332

Same-Store Sales

Company-owned Restaurants:

	Q1	Q2	Q3	Q4	Year
2011	3.9%
2010	0.1%	(0.1)%	2.6%	(0.3)%	0.6%
2009	6.4%	2.8%	0.8%	2.6%	3.1%
2008	4.1%	8.3%	6.8%	4.5%	5.9%
2007	8.7%	8.1%	8.3%	3.4%	6.9%

Franchised Restaurants:

	Q1	Q2	Q3	Q4	Year
2011	1.6%
2010	0.7%	(0.7)%	0.3%	(1.1)%	(0.2)%
2009	6.0%	3.7%	1.9%	2.0%	3.4%
2008	2.1%	4.5%	2.1%	2.5%	2.8%
2007	3.3%	4.0%	5.9%	2.3%	3.9%

Average Weekly Sales Volumes

Company-owned Restaurants:

	Q1	Q2	Q3	Q4	Year
2011	$48,845
2010	45,327	43,021	44,394	45,595	44,601
2009	45,593	42,938	42,602	44,583	43,912
2008	41,438	40,572	42,400	43,864	42,141
2007	39,254	36,655	38,498	40,485	38,757

Franchised Restaurants:

	Q1	Q2	Q3	Q4	Year
2011	$52,744
2010	51,532	49,051	49,005	49,837	49,835
2009	50,729	48,619	48,458	50,115	49,479
2008	47,812	46,390	46,889	48,424	47,382
2007	46,439	43,998	45,879	47,293	45,901